EXHIBIT (a)(5)(A)

                       [English translation from Hebrew]
          ACCEPTANCE NOTICE OF HOLDER OF ISRAELI NON-REGISTERED SHARES

TO:  ELBIT MEDICAL IMAGING LTD. (THE "COMPANY" OR THE "OFFEROR")
     VIA TASE MEMBER ____________________

                            RE: SHARES OF THE COMPANY

WHEREAS in accordance with the Specification (Offer to Purchase) dated November 23, 2004 (the "Specification") of the Company, the Company offered to purchase shares of the Company, not held by the Company, as specified in the Specification; and

WHEREAS I am the owner and holder through the above-mentioned TASE Member in deposit No. _______ in your branch No. _______ of ________ (the "DEPOSIT") of ________ ordinary shares NIS 1.00 par value each of the Company (the "SHARES"), and I would like to tender my Shares pursuant to the tender offer included in the in the Specification.

It is hereby given Acceptance Notice of Holder of Israeli Non-registered Shares, within the meaning in Section 3 of the Specification, and an undertaking to transfer the Shares, all in accordance with the terms of the tender offer as described in the Specification.

I hereby declare and undertake that the Shares are free and clear of any encumbrance, seizure, debt, lien or any third party rights on the date of signing of this Acceptance Notice and will remain so on the date of their transfer in the name of the Offeror.

The consideration will be paid in the following currency (mark X in the appropriate square) 1:

[_]  U.S. Dollars.

[_] New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.

Please deliver the consideration for the Shares to my said Deposit.

I am aware of the fact that the accuracy of my declarations above is a fundamental representation on which the Offeror is basing its purchase of the Shares and the payment of their consideration pursuant to the Specification.

____________________________________
I.D. No.

____________________________
Full Name

____________________________
Signature

______________________
Date

----------
1 In the event the currency in which the consideration will be paid is not marked, the consideration will be paid in New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.

                        ACCEPTANCE NOTICE OF TASE MEMBER

TO:  ELBIT MEDICAL IMAGING LTD. (THE "COMPANY" OR THE "OFFEROR")
     VIA THE ISRAELI DEPOSITARY - MENORAH GAON INVESTMENT HOUSE LTD.

                            RE: SHARES OF THE COMPANY

WHEREAS in accordance with the Specification (Offer to Purchase) dated November 23, 2004 (the "Specification") of the Company, the Company offered to purchase shares of the Company, not held by the Company, as specified in the Specification; and

WHEREAS we have received Acceptance Notices to the tender offer for an aggregate of ________ ordinary shares NIS 1.00 par value each of the Company (the "SHARES"), from their non-registered holders and owners.

It is hereby given Acceptance Notice of TASE Member, within the meaning of
Section 3 of the Specification and an undertaking to transfer the Shares free and clear of any encumbrance, seizure, debt, lien or any third party rights on the date of signing of this Acceptance Notice and will remain so on the date of their transfer in the name of the Offeror.

The Acceptance Notices we received are in the form of the Acceptance Notice of Holders of Israeli Non-registered Shares attached as an Exhibit to the Specification.

Please deliver to our deposit in the TASE Clearing House an amount of _____ U.S. Dollars and ______ New Israeli Shekels, which constitute the consideration for the Shares.

I am aware of the fact that the accuracy of my declarations above is a fundamental representation on which the Offeror is basing its purchase of the Shares and the payment of their consideration pursuant to the Specification.

____________________________________
TASE Member No.

____________________________
TASE Member name

____________________________
Seal and Signature

______________________
Date

            ACCEPTANCE NOTICE OF HOLDER OF ISRAELI REGISTERED SHARES

TO:  ELBIT MEDICAL IMAGING LTD. (THE "COMPANY" OR THE "OFFEROR")
     VIA THE ISRAELI DEPOSITARY - MENORAH GAON INVESTMENT HOUSE LTD.

                            RE: SHARES OF THE COMPANY

WHEREAS in accordance with the Specification (Offer to Purchase) dated November 23, 2004 (the "Specification") of the Company, the Company offered to purchase shares of the Company, not held by the Company, as specified in the Specification; and

WHEREAS I am the owner/empowered by the owner in respect1 of ________ ordinary shares of the Company, NIS 1.00 par value each, numbered ________ through _________, inclusive (the "SHARES") registered in the name of ___________________, and I would like to tender the Shares pursuant to the tender offer included in the Specification.

It is hereby given Acceptance Notice of Holder of Israeli Registered Shares, within the meaning of Section 3 of the Specification, and an undertaking to transfer the Shares pursuant to the attached Deed of Transfer of Shares, all in accordance with the terms of the tender offer as described in the Specification. The Shares are held by me / pursuant to a notarized power of attorney from ______________, the registered holder of such Shares, which was presented to the Israeli Depositary and a notarized copy of which is attached to this Acceptance Notice 1.

I hereby declare and undertake that the Shares are free and clear of any encumbrance, seizure, debt, lien or any third party rights on the date of signing of this Acceptance Notice and will remain so on the date of their transfer in the name of the Offeror.

The consideration will be paid in the following currency (mark X in the appropriate square) 1:

[_]  U.S. Dollars.

[_] New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.

Please deliver the consideration for the Shares to bank account number ________, in the name of ____________ in bank ____________, branch _____________, number of the branch ______.

I am aware of the fact that the accuracy of my declarations above is a fundamental representation on which the Offeror is basing its purchase of the Shares and the payment of their consideration pursuant to the Specification.

ATTACHED HERETO:

Deed of Transfer of Shares for the Shares; Share Certificate(s) number _________ 2.

__________________________________
Full name of the owners/ the empowered 1

____________________________
I.D. No.

_________________________
Signature

_________________________
Date

----------
1    Please strike out the non-applicable.
1 In the event the currency in which the consideration will be paid is not marked, the consideration will be paid in New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.
2    To attach Deed of Transfer of Share with respect to each Share Certificate.

                           DEED OF TRANSFER OF SHARES

I/We, the undersigned, __________________, I.D. No./Company No.________________
from __________________, (the "TRANSFEROR") hereby transfer to Elbit Medical Imaging Ltd. (the "TRANSFEREE") ______________ ordinary shares NIS 1.00 par value each, numbered _________ through _________, inclusive, and included in certificate(s) no. ________ and __________ of Elbit Medical Imaging Ltd., to be held by the Transferee, its representatives and the Transferee's transferees, pursuant to all the terms according to which I/we held the above-mentioned shares at the time of signing of this Deed.

And I, the Transferee, hereby agree to accept the above-mentioned shares in accordance with all the terms mentioned above.

IN WITNESS THEREOF, we hereby sign this Deed in ________________. Today
______________.

_____________________________
Transferor Signature

_____________________________
Witness to the Transferor's signature
(Full name and signature)


_____________________________
Transferee Signature

_____________________________
Witness to the Transferee's signature
(Full name and signature)

        LATE ACCEPTANCE NOTICE OF HOLDER OF ISRAELI NON-REGISTERED SHARES

TO:  ELBIT MEDICAL IMAGING LTD. (THE "COMPANY" OR THE "OFFEROR")
     VIA THE ISRAELI DEPOSITARY - MENORAH GAON INVESTMENT HOUSE LTD.

                          RE: THE SHARES OF THE COMPANY

WHEREAS in accordance with the Specification (Offer to Purchase) dated November 23, 2004 (the "Specification") of the Company, the Company offered to purchase shares of the Company, not held by the Company, as specified in the Specification; and

WHEREAS I am the owner and holder of _________ ordinary shares NIS 1.00 par value each of the Company (the "SHARES"), and I would like to tender the Shares pursuant to the tender offer included in the in the Specification.

It is hereby given Late Acceptance Notice of a Holder of Israeli Non-registered Shares, within the meaning in Section 3 of the Specification, and an undertaking to transfer the Shares, all in accordance with the terms of the tender offer as described in the Specification.

I hereby declare and undertake that the Shares are free and clear of any encumbrance, seizure, debt, lien or any third party rights on the date of signing of this Acceptance Notice and will remain so on the date of their transfer in the name of the Offeror.

The consideration will be paid in the following currency (mark X in the appropriate square) 1:

[_]  U.S. Dollars.

[_] New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.

I am aware of the fact that the accuracy of my declarations above is a fundamental representation on which the Offeror is basing its purchase of the Shares and the payment of their consideration pursuant to the Specification.

I am aware of the fact that this Late Acceptance Notice is subject to the filling in of all the necessary forms, detailed in Section 3 of the Specification, and their submission to a TASE member, all in accordance with
Section 3 in the Specification.

____________________________________
I.D. No.

____________________________
Full Name

____________________________
Signature

______________________
Date

______________________
Phone No.

----------
1 In the event the currency in which the consideration will be paid is not marked, the consideration will be paid in New Israeli Shekels in accordance with the product of the Purchase Price by the U.S. dollar rate of exchange as will be published by the Bank of Israel on the first Israeli Business Day preceding the date of the transfer of the consideration for the shares purchased by the Israeli Depositary to the Holders of Israeli Registered Shares and to the TASE members (on behalf of Holders of Israeli Non-registered Shares) whose shares were accepted for payment by the Company.